Exhibit 99.1

AdCare Reports Second Quarter Results
Transition Nears Completion with Signed Agreements for All 40 Facilities;
Transfer of Five Facilities Completed August 1st as Expected

Provides Post-Transition Financial Guidance

ATLANTA, GA, August 12, 2015—AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare, today reported results for the second quarter ended June 30, 2015. The company also provided post-transition financial guidance.

Business Highlights

•
On June 30, 2015, the Board of Directors declared a cash dividend of $0.055 per share of common stock, payable on July 31, 2015. This quarterly dividend, if annualized, would represent an annual dividend of $0.22 per share, or a dividend yield of 5.7% (based on the closing stock price on August 11, 2015 of $3.85 per share).

•	The company expects that 2015 dividends will be considered a return of capital for federal income tax purposes.

•	The company expects post-transition annual revenues between $30.0 and $30.8 million.

•
The company has entered into agreements for all 40 of the healthcare facilities it owned, operated or managed before the transition commenced. Of these, 32 facilities have been transferred to third-party operators, or are under management agreements with indefinite terms, and one has been sold. Transfer of operations of six facilities remains in progress, and one facility is expected to be sold during the fourth quarter.

“The mid-point of 2015 marks a pivotal point in our company’s evolution as we have effectively completed what we set out to do nearly a year ago, to transition our business model from an owner and operator of healthcare facilities to a healthcare property holding and leasing company,” stated Bill McBride, AdCare’s Chairman and Chief Executive Officer. “Witnessing the progress we began making earlier this year, the company delivered on its commitment to return capital to shareholders by declaring a $0.05 per share dividend at the end of the first quarter, followed by a $0.055 per share dividend at the end of the second quarter.”

“With all remaining facilities under lease agreements or sales contracts and on track to transition to third-party operators or close before year-end, the company now has the necessary information to provide the investment community with an update to its post-transition financial model,” continued McBride.

“As we move forward, we believe we are now able to begin focusing our attention on building a strong pipeline of potential acquisition targets to expand our portfolio of properties beyond the 39 we own, lease or manage today,” McBride added. “Our next step towards growth will be the active identification, screening and evaluation of single facilities and larger portfolios of properties that meet our defined criteria for shareholder returns and portfolio management. Simultaneously, we are evaluating a number of shareholder value-enhancing initiatives, including modifying its current leases, refinancing existing indebtedness, and other potential changes.”

2015 Dividends

On March 31, 2015, the Board of Directors declared a cash dividend of $0.05 per share of common stock, payable on April 30, 2015. On June 30, 2015, the Board of Directors declared a cash dividend of $0.055 per share of common stock, payable on July 31, 2015. The most recent quarterly dividend, if annualized, would represent an annual dividend of $0.22 per share, or a dividend yield of 5.7% (based on the closing stock price on August 11, 2015 of $3.85 per share).

Based on the company’s projected current and accumulated negative earnings and profits (E&P) tax position, the company expects cash dividends paid to common stockholders for 2015 (and until such time that the company may have positive current or accumulated E&P) should be treated as a return of capital to stockholders to the extent available for federal income tax purposes.

Post-transition Financial Guidance
Once operations for the remaining six properties have been transitioned to third-party operators, and the company closes on the sale of a property in Oklahoma, the company expects:

•	Annual Revenue between $30.0 and $30.8 million.

•	Annual Rent expense of approximately $8.0 million.

•	Annual General and Administrative expense between $4.5 and $4.8 million.

•	Annual Net interest expense between $7.1 and $7.2 million.

•	Annual Preferred dividends of approximately $5.9 million.

•	Annual Adjusted FFO per share between $0.25 and $0.30.

(See “Use of Non-GAAP Financial Information” below for the definition of Adjusted FFO, a non-GAAP financial measure, as well as an important discussion about the use of this measure and its reconciliation to GAAP net loss, the most directly comparable GAAP financial measure).
Transition Summary

•	The company has entered into agreements for all 40 of the healthcare facilities it owned, operated or managed before the transition commenced.

•	Thirty-two facilities have transferred operations to third-party operators or are under management contracts with an indefinite term.

•	One facility in Arkansas has been sold.

•	The transfer of operations of two facilities in Georgia is expected to occur on September 1, 2015, subject to receipt of landlord consent and state regulatory approvals.

•	The company expects to transition operations of one facility in Arkansas to a third-party operator in the third quarter of 2015, subject to receipt of state regulatory approvals.

•	The transfer of operations of one facility in Georgia is subject to HUD approval and receipt of state regulatory approvals and is expected to occur in the third quarter of 2015.

•	The company expects to transition operations of two facilities in Oklahoma to a third-party operator during the fourth quarter of 2015, subject to receipt of state regulatory approvals.

•	The company expects to close the sale of one facility in Oklahoma in the fourth quarter of 2015, subject to certain termination provisions and closing conditions.

Summary Financial Results for the Three and Six Months Ended June 30, 2015
Tables reporting the full financial results, reflecting the legacy business model, are included in this press release and in the company’s Quarterly Report on Form 10-Q, to be filed with the U.S. Securities and Exchange Commission. Beginning with the quarter ended June 30, 2015, AdCare began reporting the operations that have been transitioned to third-party operators as discontinued operations. For facilities that were transferred during the period, patient care revenues and expenses have been reported as discontinued operations up to the date of transfer; subsequent to date of operations transfer, rental revenues were recognized.

Revenues in the second quarter of 2015 were $23.3 million, up 16.2% from $20.1 million in the second quarter of 2014. Rental revenues of $4.2 million represented 18.0% of total revenues in the second quarter of 2015 compared with $296,000, or 1.5% of total revenues, in the prior year period. Revenues for the first six months of 2015 were $44.1 million, up 9.4% from $40.3 million in the prior year period. Rental revenues of $5.5 million represented 12.6% of total revenues in the first six months of 2015 compared with $593,000, or 1.5% of total revenues, in the prior year period.

Adjusted EBITDA from continuing operations in the second quarter of 2015 totaled $2.2 million compared with $(0.8) million in the second quarter of 2014. Adjusted EBITDA from continuing operations for the first six months of 2015 totaled $2.0 million compared to $(1.4) million for the first six months of 2014. (See “Use of Non-GAAP Financial Information” below for the definition of Adjusted EBITDA from continuing operations, a non-GAAP financial measure, as well as an important discussion about the use of this measure and its reconciliation to GAAP net loss, the most directly comparable GAAP financial measure).

The net loss attributable to common stockholders-continuing operations totaled $3.4 million, or $0.17 per basic and diluted share, in the second quarter of 2015 compared with a net loss of $7.4 million, or $0.43 per basic and diluted share, in the second quarter of 2014. For the first six months of 2015, the net loss attributable to common stockholders-continuing operations totaled $9.4 million, or $0.48 per basic and diluted share, compared with a net loss of $14.0 million, or $0.81 per basic and diluted share in the year ago period.

Cash and cash equivalents at June 30, 2015 totaled $15.3 million compared with $10.7 million at December 31, 2014. Restricted cash and investments at June 30, 2015 totaled $14.4 million, as compared with $8.8 million at December 31, 2014. Total debt outstanding at June 30, 2015 totaled $146.3 million (which includes $9.4 million in liabilities of disposal group held for sale and $5.9 million in liabilities of a variable interest entity held for sale), as compared with $151.4 million at December 31, 2014 (which includes $4.0 million in liabilities of disposal group held for use, $5.2 million in liabilities of disposal group held for sale and $6.0 million in liabilities of a variable interest entity held for sale).

Conference Call and Webcast
AdCare will hold a conference call to discuss its second quarter financial results today, Wednesday August 12, 2015 at 9 a.m. ET.

•	Dial-in number: 1-888-428-9498 (domestic) or 1-719-325-2462 (international)

•	Replay number: Dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international). Please use passcode 8582292 to access the replay. The replay will be available until August 19, 2015.

•	Webcast link: http://public.viavid.com/index.php?id=115628

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. The company currently owns, leases or manages for third parties 39 facilities, primarily in the Southeast. For more information about AdCare visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this press release that are forward-looking include, among other things, statements regarding the company's transition to a healthcare facilities holding and leasing company, statements regarding the transfer of operations to third-party operators, statements regarding acquisition opportunities, statements regarding any dividend, and statements regarding the company’s future financial condition or results of operations. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission, including AdCare's Annual Report on Form 10-K for the year ended December 31, 2014. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

References to the consolidated company and its assets and activities, as well as the use of terms such as "we," "us," "our," and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
For purposes of the Securities and Exchange Commission’s regulations, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.

“Adjusted EBITDA from continuing operations” is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The company defines “Adjusted EBITDA from continuing operations” as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), loss on extinguishment of debt and other non-routine adjustments. Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP.

The company believes Adjusted EBITDA from continuing operations is useful to investors in evaluating the company’s performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in the company’s day-to-day performance because the items excluded have little or no significance to the company’s day-to-day operations;

•
It provides an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It provides data that assists management to determine whether or not adjustments to current spending decisions are needed.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“Adjusted FFO”) are also measures of operating performance that are not calculated in accordance with GAAP. The company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income (loss) from continuing operations attributed to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. Adjusted FFO is calculated as FFO adjusted for the impact of non-cash stock-based compensation and other non-routine adjustments. The company believes this measure provide an enhanced measure of the operating performance of the Company’s core portfolio. The Company’s computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by many REITs, but the company believes that is appropriate measure for this company.

The company believes that FFO and Adjusted FFO are important supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of real estate investment trusts that do not use the same definition or implementation guidelines or interpret the standards differently from the company.

The company uses FFO and Adjusted FFO among the criteria to measure the operating performance of its business. The company further believes that by excluding the effect of depreciation, amortization,

impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO and Adjusted FFO can facilitate comparisons of operating performance between periods and between the company and many REITs. The company offers these measures to assist the users of its financial statements in analyzing its operating performance and not as measures of liquidity or cash flow. FFO and Adjusted FFO are not measures of financial performance under GAAP and should not be considered as measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP. Investors and potential investors in the company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Company Contacts		Investor Relations
Bill McBride	Allan Rimland	Brett Maas
Chairman and CEO	President and CFO	Managing Partner
AdCare Health Systems, Inc.	AdCare Health Systems, Inc.	Hayden IR
Tel (404) 781-2884	Tel (404) 781-2885	Tel (646) 536-7331
bill.mcbride@adcarehealth.com	allan.rimland@adcarehealth.com	brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,340	$10,735
Restricted cash and investments	8,354	3,321
Accounts receivable, net of allowance of $10,903 and $6,708	16,654	24,294
Prepaid expenses and other	3,327	1,766
Deferred tax asset	569	569
Assets of disposal group held for use	—	4,592
Assets of disposal group held for sale	10,242	5,813
Assets of variable interest entity held for sale	5,894	5,924
Total current assets	60,380	57,014
Restricted cash and investments	6,009	5,456
Property and equipment, net	128,693	130,993
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	3,754	4,087
Goodwill	4,224	4,224
Lease deposits	1,816	1,683
Deferred loan costs, net	3,491	3,464
Other assets	2,286	569
Total assets	$213,124	$209,961
LIABILITIES AND EQUITY / (DEFICIT)
Current liabilities:
Current portion of notes payable and other debt	$6,259	$2,436
Current portion of convertible debt, net of discounts	4,482	14,000
Revolving credit facilities and lines of credit	1,542	5,576
Accounts payable	13,915	16,434
Accrued expenses	10,583	15,653
Liabilities of disposal group held for use	—	4,035
Liabilities of disposal group held for sale	9,398	5,197
Liabilities of variable interest entity held for sale	5,870	5,956
Total current liabilities	52,049	69,287
Notes payable and other debt, net of current portion:
Senior debt, net of discounts	102,621	106,089
Bonds, net of discounts	6,918	7,011
Convertible debt, net of discounts	9,200	—
Revolving credit facilities	—	1,059
Other liabilities	2,947	2,129
Deferred tax liability	605	605
Total liabilities	174,340	186,180
Commitments and contingency (Note 14)
Preferred stock, no par value; 5,000 shares authorized; 2,113 and 950 shares issued and outstanding, redemption amount $52,831 and $23,750 at June 30, 2015 and December 31, 2014, respectively	47,950	20,392
Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,838 and 19,151 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	62,036	61,896
Accumulated deficit	(68,262)	(56,067)
Total stockholders’ equity / (deficit)	(6,226)	5,829
Noncontrolling interest in subsidiary	(2,940)	(2,440)
Total equity / (deficit)	(9,166)	3,389
Total liabilities and equity / (deficit)	$213,124	$209,961

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Patient care revenues	$18,865	$19,467	$38,088	$38,944
Management revenues	256	304	474	786
Rental revenues	4,205	296	5,545	593
Total revenues	23,326	20,067	44,107	40,323

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	16,862	16,013	33,822	31,907
General and administrative expense	2,513	4,179	5,683	8,740
Facility rent expense	1,932	923	3,021	1,855
Depreciation and amortization	1,797	1,856	3,473	3,614
Salary retirement and continuation costs	(39)	1,282	(47)	1,282
Total expenses	23,065	24,253	45,952	47,398

Income (loss) from operations	261	(4,186)	(1,845)	(7,075)

Other income (expense):
Interest expense, net	(2,279)	(2,601)	(4,769)	(5,174)
Loss on extinguishment of debt	—	—	(680)	(583)
Other expense	(194)	(83)	(480)	(191)
Total other expense, net	(2,473)	(2,684)	(5,929)	(5,948)

Loss from continuing operations before income taxes	(2,212)	(6,870)	(7,774)	(13,023)
Income tax expense	—	—	(20)	(8)
Loss from continuing operations	(2,212)	(6,870)	(7,794)	(13,031)

Income (loss) from discontinued operations, net of tax	(3,151)	4,075	(2,818)	7,713
Net loss	(5,363)	(2,795)	(10,612)	(5,318)

Net income attributable to noncontrolling interests	270	157	500	330
Net loss attributable to AdCare Health Systems, Inc.	(5,093)	(2,638)	(10,112)	(4,988)

Preferred stock dividend	(1,437)	(646)	(2,083)	(1,292)
Net loss attributable to AdCare Health Systems, Inc. Common Stockholders	$(6,530)	$(3,284)	$(12,195)	$(6,280)

Net loss per share of common stock attributable to AdCare Health Systems, Inc.
Basic:
Continuing operations	$(0.17)	$(0.43)	$(0.48)	$(0.81)
Discontinued operations	(0.16)	0.24	(0.15)	0.45
	$(0.33)	$(0.19)	$(0.63)	$(0.36)

Diluted:
Continuing operations	$(0.17)	$(0.43)	$(0.48)	$(0.81)
Discontinued operations	(0.16)	0.24	(0.15)	0.45
	$(0.33)	$(0.19)	$(0.63)	$(0.36)

Weighted average shares of common stock outstanding:
Basic	19,775	17,221	19,499	17,220
Diluted	19,775	17,221	19,499	17,220

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Amounts in 000’s)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in 000’s)	2015	2014	2015	2014
Condensed consolidated statements of operations data:
Net loss	$(5,363)	$(2,795)	$(10,612)	$(5,318)
Discontinued operations	3,151	(4,075)	2,818	(7,713)
Net loss from continuing operations (Per GAAP)	(2,212)	(6,870)	(7,794)	(13,031)
Add back:
Interest expense, net	2,279	2,601	4,769	5,174
Income tax expense	—	—	20	8
Amortization of stock based compensation	229	226	432	738
Depreciation and amortization	1,797	1,856	3,473	3,614
Loss on extinguishment of debt	—	—	680	583
Other adjustments	70	84	225	193
New business model expenses	123	—	255	—
Salary retirement and continuation costs	(39)	1,282	(47)	1,282
Adjusted EBITDA from continuing operations	$2,247	$(821)	$2,013	$(1,439)

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO FFO AND ADJUSTED FFO
(Amounts in 000’s)
(Unaudited)

	Range of Financial Guidance Upon Completion of Transition
(Amounts in 000’s)	Twelve Month Period
Condensed consolidated statements of operations data:
Net loss	$(2,350)	$(1,250)
Discontinued operations	—	—
Net loss from continuing operations (Per GAAP)	(2,350)	(1,250)
Depreciation and amortization	6,500	6,500
Funds from operations (FFO)	$4,150	$5,250
Amortization of stock based compensation	750	750
Adjusted FFO	$4,900	$6,000

Assumed shares of common stock outstanding	19,900	19,900
Adjusted FFO per share	$0.25	$0.30